Exhibit 23.3

20/F, China Resources Building 8 Jianguomenbei Avenue Beijing 100005, PRC T: (86-10) 8519-1300 F: (86-10) 8519-1350 junhebj@junhe.com

April 14, 2014

Daqo New Energy Corp.
666 Longdu Avenue
Wanzhou, Chongqing 404000
People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement on Form F-3, originally filed by Daqo New Energy Corp. on April 14, 2014 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Jun He Law Offices

Jun He Law Offices

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168 www.junhe.com
Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720